Exhibit 32.2

CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 2 to Quarterly Report on Form 10-Q/A for the quarter ended February 28, 2014 of Sealand Natural Resources Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof, I, Steve Matteson, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Amendment No. 2 to Quarterly Report on Form 10-Q/A for the quarter ended February 28, 2014, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Amendment No. 2 to Quarterly Report on Form 10-Q/A for the quarter ended February 28, 2014, fairly presents, in all material respects, the financial condition and results of operations of Sealand Natural Resources Inc.

Dated: September 17, 2014	/s/ Steve Matteson
Chief Financial Officer
(Principal Financial Officer)